Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS

Fourth QUARTER AND FULL YEAR 2024 RESULTS

HILLSBORO, Ore. – February 10, 2025 – Lattice Semiconductor Corporation (Nasdaq: LSCC), the low power programmable leader, announced financial results today for the fiscal fourth quarter and full year ended December 28, 2024.

Revenue for the fourth quarter of 2024 was $117.4 million, with GAAP gross margin of 61.1%, and GAAP net income of $0.12 per diluted share. On a non-GAAP basis, gross margin was 62.1%, with net income per diluted share of $0.15. Fourth quarter of 2024 gross margin on a non-GAAP basis would have been 68.1%, in line with prior guidance, before the impact of an approximately $7.0 million one-time charge related to our assembly and test operations. The materials were purchased in anticipation of a supply constraint and are no longer expected to be used. GAAP net cash flows from operating activities for the fourth quarter of 2024 was $45.4 million, with GAAP operating cash flow margin of 38.7%, and free cash flow and free cash flow margin of $39.7 million and 33.8%, respectively.

Revenue for the full year 2024 was $509.4 million, with GAAP gross margin of 66.8% and GAAP net income of $0.44 per diluted share. On a non-GAAP basis, gross margin was 67.4%, with net income per diluted share of $0.90. Full year 2024 gross margin on a non-GAAP basis would have been 68.7% before the impact of the above noted one-time charge. GAAP net income and GAAP net income margin for the full year 2024 was $61.1 million and 12%, respectively, with adjusted EBITDA of $162.0 million and a 31.8% adjusted EBITDA margin for the full year 2024.

"We achieved record design wins, significantly reduced operating expenses, and delivered a strong 31.8% adjusted EBITDA margin in 2024,” said Ford Tamer, Chief Executive Officer. “Having just come back from sales conferences in North America, APAC and EMEA, I am more confident in our strategy and product roadmap. We are starting to see signs of improvement in the broader market environment as evidenced by our stronger backlog and improved book to bill, which bode well for our business moving forward. I'm excited by the opportunities to closely collaborate with our team, customers and partners from around the world."

Tonya Stevens, Chief Accounting Officer, former Interim Chief Financial Officer, said, "We delivered a strong free cash flow margin of 33.8% for the fourth quarter of 2024 and continued to make significant progress in the realignment of our resources to best support customer demand, and maintain the discipline of our long-term financial model. Our efforts are already beginning to yield results, including reduced operating costs. In the fourth quarter of 2024, we opened a new, state-of-the-art R&D site in Pune, India. We maintained a strong gross margin, continued to invest in our product roadmap, and delivered value to shareholders through our seventeenth consecutive quarter of share repurchases."

Fourth Quarter and Full Year 2024 Highlights:

•	Double-Digit New Product Revenue Growth: Revenue of our new products, including Nexus and Avant, grew double-digits in 2024 compared to 2023, with a record total number of design wins.
•	Extended Repurchase Program: Lattice's Board of Directors authorized the Company to repurchase up to an additional $100 million of its outstanding common stock through the end of December 2025. The Company has repurchased approximately 6 million shares since the fourth quarter of 2020 thereby reducing dilution by more than 4.3%.
•	Extended Avant Portfolio: The Lattice Avant™ 30 and Avant™ 50 offer new capacity and package options for customers to enable edge optimized and advanced connectivity applications development. These devices provide customers more options for connectivity, functional capacity, and features.
•	New Small FPGA Platform: The new Lattice Nexus™ 2 small FPGA platform combines connectivity advancements, power and performance optimizations, and leading security and reliability capabilities to meet the growing demand for edge applications requiring efficient processing, bridging, and control capabilities.
•	Increased Software Solutions: Lattice launched four new solution stack updates in edge AI with Lattice sensAI™, embedded vision with Lattice mVision™, factory automation with Lattice Automate™, and automotive designs with Lattice Drive™. These updates include improved performance with enhanced application-specific features and expanded IP, demo, and reference designs, and follow the introduction earlier this year of an enhanced version of the award-winning Lattice ORAN™ solution stack.
•	Enhanced FPGA Design Tool: Lattice announced new versions of the award-winning Lattice Radiant™ and Lattice Propel™ software tools that support the new Lattice Nexus 2 FPGA platform, Lattice Certus-N2 FPGA family, and Lattice Avant devices. New features include RISC-V® variants and improved debug, power calculation, and an advanced design automation flow solution with expanded functional safety and reliability capabilities.
•	Successful Developers Conference: Over 6,000 registrations, with over 90 technology demonstrations for applications including edge AI, automation and robotics, datacenter security, ADAS, and telecom, with featured customer speakers, including Dell, Ericsson, Microsoft, MKS, SICK, and Teledyne FLIR.
•	Over 20 Industry Awards: Lattice received over 20 industry awards during 2024, including the Global Semiconductor Alliance's Most Respected Semiconductor Company for the fifth consecutive year, was recognized as a 2024 Top Workplace in the San Francisco Bay Area by The San Francisco Chronicle, and was named a 2025 BIG Innovation Award winner for Nexus 2.

Selected Fourth Quarter and Full Year 2024 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q4 2024	Q3 2024	Q4 2023	Q/Q	Y/Y	FY 2024	FY 2023	FY/FY
Revenue	$ 117,419	$ 127,091	$ 170,596	(7.6)%	(31.2)%	$ 509,401	$ 737,154	(30.9)%
Gross Margin %	61.1%	69.0%	69.7%	(790) bps	(860) bps	66.8%	69.8%	(300) bps
R&D Expense %	32.9%	32.6%	23.3%	30 bps	960 bps	31.3%	21.7%	960 bps
SG&A Expense %	25.1%	24.4%	20.3%	70 bps	480 bps	23.0%	18.6%	440 bps
Operating Expenses	$ 83,962	$ 80,161	$ 75,798	4.7%	10.8%	$ 305,943	$ 302,400	1.2%
Income (loss) from Operations	$ (12,209)	$ 7,527	$ 43,149	(262.2)%	(128.3)%	$ 34,457	$ 212,270	(83.8)%
Net Income	$ 16,514	$ 7,190	$ 98,706	129.7%	(83.3)%	$ 61,131	$ 259,061	(76.4)%
Net Income per Share - Basic	$ 0.12	$ 0.05	$ 0.72	$ 0.07	$ (0.60)	$ 0.44	$ 1.88	$ (1.44)
Net Income per Share - Diluted	$ 0.12	$ 0.05	$ 0.71	$ 0.07	$ (0.59)	$ 0.44	$ 1.85	$ (1.41)
Net Income Margin	14.1%	5.7%	57.9%	840 bps	(4380) bps	12.0%	35.1%	(2310) bps
Operating Cash Flow Margin	38.7%	34.6%	42.2%	410 bps	(350) bps	27.7%	36.6%	(890) bps

Fourth quarter of 2023 GAAP net income includes an income tax benefit of $0.41 per diluted share associated with a valuation allowance release. Full year 2023 GAAP net income includes an income tax benefit of $0.41 per diluted share associated with a valuation allowance release.

	Non-GAAP* Financial Results (unaudited)
	Q4 2024	Q3 2024	Q4 2023	Q/Q	Y/Y	FY 2024	FY 2023	FY/FY
Revenue	$ 117,419	$ 127,091	$ 170,596	(7.6)%	(31.2)%	$ 509,401	$ 737,154	(30.9)%
Gross Margin %	62.1%	69.0%	70.4%	(690) bps	(830) bps	67.4%	70.4%	(300) bps
R&D Expense %	26.8%	26.2%	18.7%	60 bps	810 bps	25.6%	17.8%	780 bps
SG&A Expense %	19.3%	17.4%	13.8%	190 bps	550 bps	17.6%	12.8%	480 bps
Operating Expenses	$ 52,799	$ 53,875	$ 55,495	(2.0)%	(4.9)%	$ 215,562	$ 225,702	(4.5)%
Income from Operations	$ 20,097	$ 33,756	$ 64,563	(40.5)%	(68.9)%	$ 127,617	$ 293,580	(56.5)%
Net Income	$ 20,181	$ 32,544	$ 62,801	(38.0)%	(67.9)%	$ 124,415	$ 280,660	(55.7)%
Net Income per Share - Basic	$ 0.15	$ 0.24	$ 0.46	$ (0.09)	$ (0.31)	$ 0.90	$ 2.04	$ (1.14)
Net Income per Share - Diluted	$ 0.15	$ 0.24	$ 0.45	$ (0.09)	$ (0.30)	$ 0.90	$ 2.01	$ (1.11)
Adjusted EBITDA Margin	24.8%	33.5%	43.1%	(870) bps	(1830) bps	31.8%	44.0%	(1220) bps
Free Cash Flow Margin	33.8%	31.0%	40.0%	280 bps	(620) bps	23.5%	33.8%	(1030) bps

GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Business Outlook - First Quarter of 2025:

•	Revenue for the first quarter of 2025 is expected to be between $115 million and $125 million.
•	Gross margin percentage for the first quarter of 2025 is expected to be 69.0% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the first quarter of 2025 are expected to be between $50 million and $52 million on a non-GAAP basis.
•	Income tax rate for the first quarter of 2025 is expected to be between 5% and 6% on a non-GAAP basis.
•	Net income for the first quarter of 2025 is expected to be between $0.20 and $0.24 per share on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the first quarter of 2025, certain items that affect calculation of GAAP financial measures for gross margin percentage and total operating expenses are not available on a forward-looking basis because such items cannot be reasonably calculated without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP financial measures, including certain large and/or unpredictable charges such as stock-based compensation expense; litigation expense outside the ordinary course of business; restructuring; and impairment. Consequently, the Company is unable to calculate the most directly comparable GAAP measure to non-GAAP gross margin percentage or non-GAAP total operating expenses for the Company’s first quarter 2025 quarterly guidance.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal fourth quarter and full year 2024, and business outlook on Monday, February 10 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-877-407-3982 or 1-201-493-6780 with conference identification number 13751120. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are neither historical facts nor assurances of future performance and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to our strategy, product roadmap, long-term financial model; market improvement; and the statements under the heading “Business Outlook - First Quarter of 2025.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue and other financial and operational outcomes are inherently uncertain due to factors such as global economic conditions which may affect customer demand, the cyclical nature of the semiconductor industry, pricing and inflationary pressures, competitive actions, international trade disputes and sanctions, the potential impact of global pandemics, and other significant risks and uncertainties that are beyond our ability to predict or control. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual income tax rate and actual net income on a per share basis may differ from our expectations. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in our filings with the Securities and Exchange Commission, including Lattice’s most recent Annual Report on Form 10-K, especially those under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”, all of which are expressly incorporated herein by reference.

Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. New risk factors emerge from time to time and it is not possible for the Company to predict all risk factors. You should not rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to and undertakes no obligation to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP, including non-GAAP gross margin, gross margin percentage, R&D expense, SG&A expense, operating expenses, income from operations, other (expense) income, net, income tax expense, net income, net income per share – basic, and net income per share – diluted, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related payroll tax effects, litigation expense outside the ordinary course of business, amortization of acquired intangible assets, restructuring plans, transformation activities, and other charges, impairments, and the estimated tax effect of these items, non-cash changes in net deferred income taxes, change in tax law and other tax adjustments, and depreciation and other amortization. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data. The non-GAAP financial information used by the Company may differ from that used by other companies. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, X, Facebook, YouTube, WeChat, or Weibo.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 28,	September 28,	December 30,	December 28,	December 30,
	2024	2024	2023	2024	2023
Revenue	$117,419	$127,091	$170,596	$509,401	$737,154
Cost of sales	45,666	39,403	51,649	169,001	222,484
Gross margin	71,753	87,688	118,947	340,400	514,670
Operating expenses:
Research and development	38,580	41,398	39,787	159,302	159,770
Selling, general, and administrative	29,474	30,994	34,661	116,942	137,244
Amortization of acquired intangible assets	870	870	869	3,479	3,478
Restructuring	1,109	6,899	481	12,291	1,908
Impairment of acquired intangible assets	13,929	—	—	13,929	—
Total operating expenses	83,962	80,161	75,798	305,943	302,400
Income (loss) from operations	(12,209)	7,527	43,149	34,457	212,270
Interest income (expense), net	772	936	1,453	3,948	2,041
Other income (expense), net	(2,135)	(249)	802	(2,176)	545
Income (loss) before income taxes	(13,572)	8,214	45,404	36,229	214,856
Income tax (benefit) expense	(30,086)	1,024	(53,302)	(24,902)	(44,205)
Net income	$16,514	$7,190	$98,706	$61,131	$259,061

Net income per share:
Basic	$0.12	$0.05	$0.72	$0.44	$1.88
Diluted	$0.12	$0.05	$0.71	$0.44	$1.85

Shares used in per share calculations:
Basic	137,861	137,709	137,686	137,623	137,694
Diluted	138,322	137,894	139,114	138,322	139,790

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 28,	December 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$136,291	$128,317
Accounts receivable, net	81,060	104,373
Inventories, net	103,410	98,826
Other current assets	44,073	36,430
Total current assets	364,834	367,946

Property and equipment, net	52,988	49,546
Operating lease right-of-use assets	13,870	14,487
Intangible assets, net	4,587	20,974
Goodwill	315,358	315,358
Deferred income taxes	66,980	57,762
Other long-term assets	25,286	14,821
	$843,903	$840,894

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,828	$34,487
Accrued liabilities	45,638	36,048
Accrued payroll obligations	17,156	26,865
Total current liabilities	99,622	97,400

Long-term operating lease liabilities, net of current portion	9,433	10,739
Other long-term liabilities	23,916	40,735
Total liabilities	132,971	148,874

Stockholders' equity	710,932	692,020
	$843,903	$840,894

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	December 28,	December 30,
	2024	2023
Cash flows from operating activities:
Net income	$61,131	$259,061
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	52,985	70,197
Depreciation and amortization	38,737	34,432
Change in deferred income tax provision	(12,060)	(58,614)
Change in noncurrent taxes payable	(19,370)	299
Impairment of acquired intangible assets	13,929	—
Charge for expiring production materials	7,019	—
Other non-cash adjustments	10,220	7,017
Net changes in assets and liabilities	(11,715)	(42,804)
Net cash provided by (used in) operating activities	140,876	269,588
Cash flows from investing activities:
Capital expenditures	(20,985)	(20,098)
Other investing activities	(16,708)	(13,152)
Net cash provided by (used in) investing activities	(37,693)	(33,250)
Cash flows from financing activities:
Repayment of long-term debt	—	(130,000)
Repurchase of common stock	(66,998)	(80,004)
Net cash flows related to stock compensation exercises	(27,462)	(43,713)
Net cash provided by (used in) financing activities	(94,460)	(253,717)
Effect of exchange rate change on cash	(749)	(26)
Net increase (decrease) in cash and cash equivalents	7,974	(17,405)
Beginning cash and cash equivalents	128,317	145,722
Ending cash and cash equivalents	$136,291	$128,317

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$—	$3,240
Income taxes paid, net of refunds	$8,587	$15,754
Operating lease payments	$9,567	$8,344

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended			Year Ended
	December 28,	September 28,	December 30,	December 28,	December 30,
	2024	2024	2023	2024	2023
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	63	66	56
Inventory Days (DIO)	207	242	175

Revenue % (by Geography)
Asia	66%	63%	60%	65%	60%
Americas	23%	15%	22%	20%	20%
Europe (incl. Africa)	11%	22%	18%	15%	20%

Revenue % (by End Market)
Communications and Computing	49%	48%	34%	45%	35%
Industrial and Automotive	42%	43%	59%	46%	59%
Consumer	9%	9%	7%	9%	6%

Revenue $M (by End Market)
Communications and Computing	$58.0	$61.0	$58.7	$228.1	$257.6
Industrial and Automotive	$49.2	$54.2	$99.8	$237.0	$433.5
Consumer	$10.2	$11.9	$12.1	$44.3	$46.1

Revenue % (by Channel)
Distribution	84%	95%	82%	89%	87%
Direct	16%	5%	18%	11%	13%

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 28,	September 28,	December 30,	December 28,	December 30,
	2024	2024	2023	2024	2023
Gross Margin Reconciliation
GAAP Gross margin	$71,753	$87,688	$118,947	$340,400	$514,670
Stock-based compensation - gross margin (1)	1,143	(57)	1,111	2,779	4,612
Non-GAAP Gross margin	$72,896	$87,631	$120,058	$343,179	$519,282

Gross Margin % Reconciliation
GAAP Gross margin %	61.1%	69.0%	69.7%	66.8%	69.8%
Stock-based compensation - gross margin (1)	1.0%	0.0%	0.7%	0.6%	0.6%
Non-GAAP Gross margin %	62.1%	69.0%	70.4%	67.4%	70.4%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	32.9%	32.6%	23.3%	31.3%	21.7%
Stock-based compensation - R&D (1)	(6.1)%	(6.4)%	(4.6)%	(5.7)%	(3.9)%
Non-GAAP R&D Expense %	26.8%	26.2%	18.7%	25.6%	17.8%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	25.1%	24.4%	20.3%	23.0%	18.6%
Stock-based compensation - SG&A (1)	(5.6)%	(6.9)%	(5.3)%	(4.4)%	(5.3)%
Litigation expense (2)	(0.2)%	(0.1)%	(1.2)%	(1.0)%	(0.5)%
Non-GAAP SG&A Expense %	19.3%	17.4%	13.8%	17.6%	12.8%

Operating Expenses Reconciliation
GAAP Operating expenses	$83,962	$80,161	$75,798	$305,943	$302,400
Stock-based compensation - operations (1)	(13,712)	(16,767)	(16,811)	(50,939)	(67,340)
Litigation expense (2)	(181)	(170)	(2,098)	(5,248)	(3,928)
Amortization of acquired intangible assets	(870)	(870)	(869)	(3,479)	(3,478)
Restructuring, transformation, and other (3)	(2,471)	(8,479)	(525)	(16,786)	(1,952)
Impairment of acquired intangible assets	(13,929)	—	—	(13,929)	—
Non-GAAP Operating expenses	$52,799	$53,875	$55,495	$215,562	$225,702

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(3)	Restructuring, transformation, and other includes transformation charges of approximately $1.0 million, $0.9 million, and $2.8 million for Q4, Q3 and YTD 2024, respectively.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 28,	September 28,	December 30,	December 28,	December 30,
	2024	2024	2023	2024	2023
Income from Operations Reconciliation
GAAP Income (loss) from operations	$(12,209)	$7,527	$43,149	$34,457	$212,270
Stock-based compensation - gross margin (1)	1,143	(57)	1,111	2,779	4,612
Stock-based compensation - operations (1)	13,712	16,767	16,811	50,939	67,340
Litigation expense (2)	181	170	2,098	5,248	3,928
Amortization of acquired intangible assets	870	870	869	3,479	3,478
Restructuring, transformation, and other (3)	2,471	8,479	525	16,786	1,952
Impairment of acquired intangible assets	13,929	—	—	13,929	—
Non-GAAP Income from operations	$20,097	$33,756	$64,563	$127,617	$293,580

Income from Operations % Reconciliation
GAAP Income (loss) from operations %	(10.4)%	5.9%	25.3%	6.8%	28.8%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	27.5%	20.7%	12.5%	18.3%	11.0%
Non-GAAP Income from operations %	17.1%	26.6%	37.8%	25.1%	39.8%

Other Income (Expense) Reconciliation
GAAP Other income (expense), net	$(2,135)	$(249)	$802	$(2,176)	$545
Write-off of nonrecoverable cost-basis investment	2,023	—	—	2,023	—
Non-GAAP Other income (expense), net	$(112)	$(249)	$802	$(153)	$545

Income Tax (Benefit) Expense Reconciliation
GAAP Income tax (benefit) expense	$(30,086)	$1,024	$(53,302)	$(24,902)	$(44,205)
Estimated tax effect of non-GAAP adjustments	4,735	1,695	1,170	16,416	5,679
Non-cash changes in net deferred income taxes (4)	25,757	402	56,913	22,315	56,913
Change in tax law (5)	170	(1,222)	(764)	(6,832)	(2,881)
Non-GAAP Income tax expense	$576	$1,899	$4,017	$6,997	$15,506

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(3)	Restructuring, transformation, and other includes transformation charges of approximately $1.0 million, $0.9 million, and $2.8 million for Q4, Q3 and YTD 2024, respectively.
(4)	Non-cash changes in net deferred income taxes associated with the release of the valuation allowance against $56.9 million of our U.S. deferred tax assets in the fourth quarter of fiscal 2023 and $27.7 million of certain tax matters related to prior fiscal periods in the fourth quarter of fiscal 2024.
(5)	Adjustments for Change in tax law reflect an increase in our provision for U.S. tax on foreign operations resulting from The 2017 Tax Cuts and Jobs Act and is related to the capitalization and subsequent amortization of R&D costs for tax purposes.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 28,	September 28,	December 30,	December 28,	December 30,
	2024	2024	2023	2024	2023
Net Income Reconciliation
GAAP Net income	$16,514	$7,190	$98,706	$61,131	$259,061
Stock-based compensation - gross margin (1)	1,143	(57)	1,111	2,779	4,612
Stock-based compensation - operations (1)	13,712	16,767	16,811	50,939	67,340
Litigation expense (2)	181	170	2,098	5,248	3,928
Amortization of acquired intangible assets	870	870	869	3,479	3,478
Restructuring, transformation, and other (3)	2,471	8,479	525	16,786	1,952
Impairment of acquired intangible assets	13,929	—	—	13,929	—
Write-off of nonrecoverable cost-basis investment	2,023	—	—	2,023	—
Estimated tax effect of non-GAAP adjustments	(4,735)	(1,695)	(1,170)	(16,416)	(5,679)
Non-cash changes in net deferred income taxes (4)	(25,757)	(402)	(56,913)	(22,315)	(56,913)
Change in tax law (5)	(170)	1,222	764	6,832	2,881
Non-GAAP Net income	$20,181	$32,544	$62,801	$124,415	$280,660

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.12	$0.05	$0.72	$0.44	$1.88
Cumulative effect of Non-GAAP adjustments	0.03	0.19	(0.26)	0.46	0.16
Non-GAAP Net income per share - basic	$0.15	$0.24	$0.46	$0.90	$2.04

GAAP Net income per share - diluted	$0.12	$0.05	$0.71	$0.44	$1.85
Cumulative effect of Non-GAAP adjustments	0.03	0.19	(0.26)	0.46	0.16
Non-GAAP Net income per share - diluted	$0.15	$0.24	$0.45	$0.90	$2.01

Shares used in per share calculations:
Basic	137,861	137,709	137,686	137,623	137,694
Diluted	138,322	137,894	139,114	138,322	139,790

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(3)	Restructuring, transformation, and other includes transformation charges of approximately $1.0 million, $0.9 million, and $2.8 million for Q4, Q3 and YTD 2024, respectively.
(4)	Non-cash changes in net deferred income taxes associated with the release of the valuation allowance against $56.9 million of our U.S. deferred tax assets in the fourth quarter of fiscal 2023 and $27.7 million of certain tax matters related to prior fiscal periods in the fourth quarter of fiscal 2024.
(5)	Adjustments for Change in tax law reflect an increase in our provision for U.S. tax on foreign operations resulting from The 2017 Tax Cuts and Jobs Act and is related to the capitalization and subsequent amortization of R&D costs for tax purposes.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 28,	September 28,	December 30,	December 28,	December 30,
	2024	2024	2023	2024	2023
Reconciliation of Net income to Adjusted EBITDA
GAAP Net income	$16,514	$7,190	$98,706	$61,131	$259,061
Interest (income) expense, net	(772)	(936)	(1,453)	(3,948)	(2,041)
Income tax (benefit) expense	(30,086)	1,024	(53,302)	(24,902)	(44,205)
Amortization of acquired intangible assets	870	870	869	3,479	3,478
Depreciation and other amortization	9,131	9,036	8,103	34,502	30,562
Stock-Based Compensation (1)	14,855	16,710	17,922	53,718	71,952
Litigation expense (2)	181	170	2,098	5,248	3,928
Restructuring, transformation, and other (3)	2,471	8,479	525	16,786	1,952
Impairment of acquired intangible assets	13,929	—	—	13,929	—
Write-off of nonrecoverable cost-basis investment	2,023	—	—	2,023	—
Adjusted EBITDA	$29,116	$42,543	$73,468	$161,966	$324,687

Reconciliation of Net income margin to Adjusted EBITDA margin
GAAP Net income margin	14.1%	5.7%	57.9%	12.0%	35.1%
Cumulative effect of EBITDA adjustments	10.7%	27.8%	(14.8)%	19.8%	8.9%
Adjusted EBITDA margin	24.8%	33.5%	43.1%	31.8%	44.0%

Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow
GAAP Net cash provided by operating activities	$45,421	$44,013	$71,970	$140,876	$269,588
Operating cash flow margin	38.7%	34.6%	42.2%	27.7%	36.6%
Capital expenditures	(5,754)	(4,650)	(3,728)	(20,985)	(20,098)
Free cash flow	$39,667	$39,363	$68,242	$119,891	$249,490
Free cash flow margin	33.8%	31.0%	40.0%	23.5%	33.8%

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(3)	Restructuring, transformation, and other includes transformation charges of approximately $1.0 million, $0.9 million, and $2.8 million for Q4, Q3 and YTD 2024, respectively.